EXHIBIT 99.1
NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2013
CHICAGO – October 24, 2013 – Old Republic International Corporation (NYSE: ORI), today reported financial results for the third quarter and first nine months of 2013.

In late March 2012, the Company announced that its General Insurance Group's Consumer Credit Indemnity (CCI) division would be combined with its mortgage guaranty (“MI”) line (RMIC Companies, Inc. or “RMICC”) within a business denoted as the Republic Financial Indemnity Group, Inc. ("RFIG") run-off segment. The two operations, which offer similar insurance coverages, have been in run-off operating mode since 2008 (CCI) and August 2011 (MI), and are inactive from new business production standpoints. The combination affects the manner in which segmented information is presented herein and in ORI’s financial reports. The operating results of the combined coverages are therefore shown as a single run-off book of business within ORI’s consolidated operations.

Financial Highlights (*)
	Quarters Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Operating Revenues:
Excluding run-off business	$1,288.5	$1,179.8	9.2%	$3,693.1	$3,293.3	12.1%
RFIG run-off business	86.0	106.3	-19.1	271.3	349.9	-22.5
Total	$1,374.6	$1,286.1	6.9%	$3,964.4	$3,643.2	8.8%
Net Operating Income (Loss):
Excluding run-off business	$75.6	$59.6	26.8%	$210.8	$173.3	21.6%
RFIG run-off business	24.0	(86.6)	127.8	46.9	(250.1)	118.8
Total	99.7	(26.9)	469.6	257.8	(76.7)	435.8
Realized Investment
Gains (Losses), net of tax	3.1	12.1	-73.8%	95.2	28.3	236.2%
Net Income (Loss)	$102.9	$(14.8)	N/M	$353.1	$(48.4)	N/M
Components of Net Income (Loss):
Excluding run-off business	$84.0	$71.6	17.3%	$310.8	$192.9	61.1%
RFIG run-off business	18.8	(86.4)	121.8%	42.2	(241.3)	117.5
Total	$102.9	$(14.8)	N/M	$353.1	$(48.4)	N/M
Diluted Earnings Per Share:
Net Operating Income (Loss)
Excluding run-off business	$0.27	$0.23	17.4%	$0.76	$0.67	13.4%
RFIG run-off business	0.08	(0.34)	123.5	0.16	(0.97)	116.5
Total	0.35	(0.11)	418.2	0.92	(0.30)	406.7
Realized Investment
Gains (Losses), net of tax	0.01	0.05	-80.0%	0.32	0.11	190.9%
Net Income (Loss)	$0.36	$(0.06)	N/M	$1.24	$(0.19)	N/M
Components of Net Income (Loss):
Excluding run-off business	$0.30	$0.28	7.1%	$1.10	$0.75	46.7%
RFIG run-off business	0.06	(0.34)	117.6	0.14	(0.94)	114.9
Total	$0.36	$(0.06)	N/M	$1.24	$(0.19)	N/M
Cash Dividends Per Share	$0.1800	$0.1775	1.4%	$0.5400	$0.5325	1.4%
Ending Book Value Per Share				$14.44	$14.40	0.3%
(*) Unaudited; All amounts in this report are in millions except per share data and percentages. N/M = Not meaningful

Old Republic International Corporation

Consolidated operating results for this year’s third quarter and first nine months were marked by improved underwriting performance in most of Old Republic’s active and run-off operations. Year-over-year favorable comparisons were most pronounced in the combined MI and CCI run-off segment which evidenced a further drop in claim costs and a quarterly profit for the second consecutive quarter - the first such occurrence since Summer 2007. Title insurance earnings rose once again on the strength of strong revenue growth bound to relatively lower claim and operating expenses. Old Republic’s largest business of general insurance posted moderately better performance in this year’s third quarter and year-to-date periods as underwriting results benefited from higher premium revenues and lower operating costs.

In addition to the strong turn-around in operating earnings, Old Republic’s overall performance in this year's first nine months was enhanced by the realization of substantial investment gains. These arose mostly from second quarter sales of equity securities, including common stock investments whose value had originally been impaired in 2008.

Consolidated Results – The major components of Old Republic's consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating revenues:
General insurance	$729.0	$708.8	$2,108.9	$2,012.5
Title insurance	544.5	455.0	1,534.9	1,228.4
Corporate and other	14.9	15.9	49.2	52.3
Subtotal	1,288.5	1,179.8	3,693.1	3,293.3
RFIG run-off business	86.0	106.3	271.3	349.9
Total	$1,374.6	$1,286.1	$3,964.4	$3,643.2
Pretax operating income (loss):
General insurance	$70.2	$60.3	$209.4	$200.5
Title insurance	36.6	21.7	98.6	53.6
Corporate and other	0.8	1.1	3.6	(5.4)
Subtotal	107.8	83.1	311.7	248.7
RFIG run-off business	37.0	(132.9)	72.2	(384.5)
Total	144.9	(49.8)	384.0	(135.7)
Net realized investment gains (losses)	4.8	18.6	146.6	43.6
Consolidated pretax income (loss)	149.7	(31.1)	530.6	(92.1)
Income taxes (credits)	46.8	(16.2)	177.5	(43.6)
Net income (loss)	$102.9	$(14.8)	$353.1	$(48.4)
Consolidated underwriting ratio:
Including RFIG run-off business:
Benefits and claim ratio	44.7%	63.0%	45.8%	62.8%
Expense ratio	49.4	47.6	49.4	47.7
Composite ratio	94.1%	110.6%	95.2%	110.5%
Excluding RFIG run-off business:
Benefits and claim ratio	44.0%	47.1%	43.8%	46.1%
Expense ratio	52.1	51.1	52.4	51.8
Composite ratio	96.1%	98.2%	96.2%	97.9%
Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.17	$0.17	$0.49	$0.55
Title insurance	0.08	0.05	0.22	0.13
Corporate and other	0.02	0.01	0.05	(0.01)
Subtotal	0.27	0.23	0.76	0.67
RFIG run-off business	0.08	(0.34)	0.16	(0.97)
Total	0.35	(0.11)	0.92	(0.30)
Net realized investment gains (losses)	0.01	0.05	0.32	0.11
Net income (loss)	$0.36	$(0.06)	$1.24	$(0.19)
Cash dividends paid per share	$0.1800	$0.1775	$0.5400	$0.5325

The preceding tables show operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability. The composition of realized gains or losses is shown below:

Old Republic International Corporation

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Actual net gain from sales	$4.8	$11.1	$15.2	$36.1
Accounting adjustment of gain for impairment
charges taken in prior periods	-	7.5	131.3	7.5
Net gain from actual sales	4.8	18.6	146.6	43.6
Net realized losses from impairments	-	-	-	-
Net pretax realized investment gains (losses) reported herein	$4.8	$18.6	$146.6	$43.6

General Insurance Results – As the following table shows, pretax operating earnings, excluding the run-off CCI coverages, grew by 16.5 percent in this year’s third quarter and by a lesser 4.5 percent in the first nine months.

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
A. Prior to reclassification/ Including CCI run-off business:
Net premiums earned	$652.5	$625.2	4.4%	$1,882.0	$1,762.0	6.8%
Net investment income	61.7	65.2	-5.3	185.6	198.5	-6.5
Benefits and claim costs	490.6	482.3	1.7	1,400.0	1,354.1	3.4
Pretax operating income (loss)	$66.6	$53.4	24.7%	$198.5	$134.2	47.9%

Claim ratio	75.2%	77.1%		74.4%	76.9%
Expense ratio	22.9	23.4		23.7	25.3
Composite ratio	98.1%	100.5%		98.1%	102.2%

B. All CCI run-off business reclassification(*):
Net premiums earned	$7.5	$9.3	-19.5%	$22.5	$33.0	-31.6%
Net investment income	.1	-	N/M	.2	-	N/M
Benefits and claim costs	10.7	15.7	-32.1	32.5	96.5	-66.3
Pretax operating income (loss)	$(3.6)	$(6.9)	46.9%	$(10.9)	$(66.2)	83.5%

Claim ratio	141.9%	168.1%		144.0%	292.4%
Expense ratio	8.4	6.2		5.7	8.5
Composite ratio	150.3%	174.3%		149.7%	300.9%

C. After reclassification/ Total Excluding all CCI run-off business:
Net premiums earned	$644.9	$615.8	4.7%	$1,859.4	$1,729.0	7.5%
Net investment income	61.6	65.1	-5.4	185.3	198.4	-6.6
Benefits and claim costs	479.9	466.5	2.9	1,367.5	1,257.5	8.7
Pretax operating income (loss)	$70.2	$60.3	16.5%	$209.4	$200.5	4.5%

Claim ratio	74.4%	75.8%		73.5%	72.7%
Expense ratio	23.0	23.7		23.9	25.6
Composite ratio	97.4%	99.5%		97.4%	98.3%

(*) In connection with the previously noted MI / CCI combination, $3.0 and $9.4 of pretax operating losses for the third quarter and first nine months of 2013, and $6.1 and $64.3 of pretax operating losses for the third quarter and first nine months of 2012, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Favorable premium trends in workers’ compensation, liability, and certain other general insurance coverages were most responsible for this year’s revenue growth. Old Republic’s targeted insurance underwriting services in such fields as aviation, construction, energy, home warranty, trucking, and large account risk management provided the main impetus to revenue growth. The combination of moderate rate improvements garnered over the past two years or so, and the slowly strengthening pace of U.S. economic activity were major contributing factors in this regard.

Old Republic International Corporation

As in all other segments, 2013 year to date net investment income continued in a downtrend. While operating cash flow was positive and additive to the invested asset base, market yields on newly invested fixed income securities remained in a depressed state.

This year’s general insurance composite ratio, exclusive of the CCI coverage’s effect, was moderately lower in comparison to 2012 postings. The claim ratio remained at relatively high levels as workers compensation and general liability loss costs continued to reflect greater-than-expected severity. Most of the decline in this year’s expense ratio stemmed from the absence of a charge of approximately 2 percentage points expensed in each of the first three quarterly periods of 2012. The charge was related to the 2012 adoption of Financial Accounting Standards Board guidance pertaining to calculations of deferred policy acquisition costs.

Title Insurance Results – Positive operating momentum in Old Republic’s title insurance business accelerated throughout the first nine months of 2013. The following highlights portray this year’s earnings progress:

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Net premiums and fees earned	$537.2	$447.7	20.0%	$1,513.1	$1,206.2	25.4%
Net investment income	6.5	6.7	-2.5	19.4	20.3	-4.4
Claim costs	37.7	32.7	15.3	104.5	87.9	18.9
Pretax operating income (loss)	$36.6	$21.7	68.7%	$98.6	$53.6	83.7%

Claim ratio	7.0%	7.3%		6.9%	7.3%
Expense ratio	87.0	88.9		87.5	89.5
Composite ratio	94.0%	96.2%		94.4%	96.8%

Growth in title insurance premiums and fees benefited from the same favorable market and operating factors that have taken hold in recent times. Most importantly these include market share gains, steadily improving housing sales and related financing transactions, and a relatively low mortgage interest rate environment. From an underwriting perspective, 2013 claim ratios were lower compared to 2012 postings as claim frequency and severity continued to abate. Year-over-year expense ratio comparisons reflected further improvements from the combination of firm expense management and operating leverage arising from a growing book of business.

Old Republic International Corporation

RFIG Run-off Business Results – The table below reflects RFIG’s comparative results before and after the above noted combination of Old Republic’s mortgage guaranty and consumer credit indemnity coverages in a single run-off business segment.

	RFIG Run-off Business
	Quarters Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
A. Prior to reclassification/ Excluding CCI run-off business:
Net premiums earned	$68.9	$88.6	-22.2%	$220.5	$288.2	-23.5%
Net investment income	9.3	8.2	14.2	27.8	28.1	-1.0
Benefits and claim costs	31.7	216.6	-85.3	147.2	601.8	-75.5
Pretax operating income (loss)	$40.7	$(126.0)	132.3%	$83.2	$(318.2)	126.1%

Claim ratio	46.1%	244.4%		66.8%	208.8%
Expense ratio	8.4	9.5		8.1	10.6
Composite ratio	54.5%	253.9%		74.9%	219.4%

B. CCI run-off business reclassification(*):
Net premiums earned	$7.5	$9.3	-19.5%	$22.5	$33.0	-31.6%
Net investment income	.1	-	N/M	.2	-	N/M
Benefits and claim costs	10.7	15.7	-32.1	32.5	96.5	-66.3
Pretax operating income (loss)	$(3.6)	$(6.9)	46.9%	$(10.9)	$(66.2)	83.5%

Claim ratio	141.9%	168.1%		144.0%	292.4%
Expense ratio	8.4	6.2		5.7	8.5
Composite ratio	150.3%	174.3%		149.7%	300.9%

C. After reclassification/Total RFIG run-off MI and CCI business:
Net premiums earned	$76.5	$98.0	-21.9%	$243.1	$321.3	-24.3%
Net investment income	9.4	8.2	14.9	28.1	28.2	-0.3
Benefits and claim costs	42.5	232.4	-81.7	179.8	698.4	-74.3
Pretax operating income (loss)	$37.0	$(132.9)	127.9%	$72.2	$(384.5)	118.8%

Claim ratio	55.5%	237.1%		73.9%	217.4%
Expense ratio	8.4	9.2		7.9	10.4
Composite ratio	63.9%	246.3%		81.8%	227.8%

(*) In connection with the previously noted MI / CCI combination, $3.0 and $9.4 of pretax operating losses for the third quarter and first nine months of 2013, and $6.1 and $64.3 of pretax operating losses for the third quarter and first nine months of 2012, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Both MI and CCI premiums registered continued declines in the first nine months of 2013 – the natural outcome of a run-off book of business devoid of new premium production since at least 2011. Net investment income trends reflected a pervasively low yield environment as well as the segment's declining invested asset base.

The substantial year-over-year improvement in mortgage guaranty operating results was due to significantly lower claim provisions. These emanated from the combined effects of further drops in newly reported defaults and a rising rate at which previously reported defaults have cured or have otherwise been resolved without payment. These factors led to highly favorable developments of year-end 2012 claim reserves in this year’s first nine months. The (favorable) reserve developments accounted for (reductions) of (123.9), and (105.9) percentage points in the reported claim ratio for this year’s third quarter and first nine months, respectively. By contrast, unfavorable 2012 developments of year-end 2011 reserves raised last year’s reported claim ratios by 98.4, and 40.2 percentage points in the same respective periods. The contrasting effects on 2013 and 2012 reported claim ratios of such disparate development patterns in previously established claim reserves are reflective of improving but still unsettled trends in home prices, foreclosure activity, and real estate markets generally.

Section (B) in the above table shows 100% of CCI results fully reclassified for segment reporting purposes. 2013 performance was most favorably affected by claim cost provisions which were much lower than comparable charges in 2012. This year's lower costs were largely attributable to greater than anticipated claim salvage recoveries and to claim provisions for estimated litigation costs which were below last year's charges.

Old Republic International Corporation

With respect to the run-off MI business, Old Republic has announced that its RMIC Companies, Inc. ("RMICC") mortgage guaranty subsidiary expects to raise new funds from the capital markets. Substantially all of this capital would be added to the equity resources of RMICC's three mortgage insurance subsidiaries. The addition should permit these carriers to at once support existing policies in-force, to pay off heretofore deferred claim payment obligations with agreed-upon interest, to exit their current state of supervision under North Carolina insurance regulations, and to resume underwriting new business beginning in 2014. Completion of this transaction and the additions to the MI subsidiaries’ capital will be contingent on the receipt of certain regulatory approvals, most importantly those of the North Carolina Department of Insurance, and Fannie Mae and Freddie Mac with the assent of their FHFA conservator. A successful recapitalization of RMICC would lead to its deconsolidation from ORI’s financial statements.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, fluctuations in the costs of external debt, and net interest costs pertaining to intra-system financing arrangements. Corporate expenses since last year's second quarter benefited from lower interest charges following the repayment of high cost convertible debt of $316 million in May of 2012. The interplay of these various operating elements is reflected in the following table:

	Corporate and Other Operations
	Quarters Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Life & accident premiums earned	$13.5	$13.6	-1.2%	$44.4	$45.0	-1.4%
Net investment income	1.3	1.8	-30.0	4.2	5.8	-27.5
Other income	-	0.4	-76.5	0.6	1.4	-57.6
Benefits and claim costs	8.3	8.2	1.4	25.6	29.2	-12.2
Insurance expenses	6.6	5.8	12.5	21.3	20.2	5.6
Corporate, interest, and other expenses-net	(0.8)	0.7	-213.4	(1.4)	8.2	-117.6
Pretax operating income (loss)	$0.8	$1.1	-20.4%	$3.6	$(5.4)	167.9%

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		Sept. 30,	Dec. 31,	Sept. 30,	Sept. '13/	Sept. '13/
		2013	2012	2012	Dec '12	Sept. '12
Cash and invested assets:	Fair value basis	$10,964.5	$10,800.6	$10,665.9	1.5%	2.8%
	Original cost basis	$10,345.9	$10,071.4	$9,925.0	2.7%	4.2%

Shareholders' equity:	Total	$3,716.0	$3,596.2	$3,690.1	3.3%	0.7%
	Per common share	$14.44	$14.03	$14.40	2.9%	0.3%

Composition of shareholders' equity per share:
Equity before items below		$12.98	$12.15	$12.40	6.8%	4.7%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.46	1.88	2.00
Total		$14.44	$14.03	$14.40	2.9%	0.3%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.58	$14.25	$14.31	2.3%	1.9%
RFIG run-off segment		(0.14)	(0.22)	0.09
Total		$14.44	$14.03	$14.40	2.9%	0.3%

Cash flow from consolidated operating activities was $459.0 for this year's first nine months compared to $322.3 for the year-earlier period. Substantially all of these funds arose in the Company’s general and title insurance segments.

The consolidated investment portfolio reflects a current allocation of approximately 91 percent to fixed-maturity securities and short-term investments, and 9 percent to equities. As has been the case for many years, Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

Old Republic International Corporation

The investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

The following table shows the changes in the shareholders’ equity account consisting of the Company’s net income or loss, dividend payments to shareholders, and changes in the value of invested assets carried at fair value. The reduction in shareholders’ equity per share in this year’s second quarter and first half was largely attributable to the decline in the fair value of the Company’s invested asset portfolio resulting most significantly from a rising interest rate market environment.

	Shareholders' Equity Per Share
	Quarter Ended September 30,	Nine Months Ended September 30,
	2013	2013	2012
Beginning balance	$13.95	$14.03	$14.76
Changes in shareholders' equity:
Net operating income (loss)	0.39	1.00	(0.30)
Net realized investment gains (losses):
From sales	0.01	0.37	0.11
From impairments	-	-	-
Subtotal	0.01	0.37	0.11
Net unrealized investment gains (losses)	0.05	(0.61)	0.33
Total realized and unrealized investment gains (losses)	0.06	(0.24)	0.44
Cash dividends	(0.18)	(0.54)	(0.53)
Stock issuance, foreign exchange, and other transactions	0.22	0.19	0.03
Net change	0.49	0.41	(0.36)
Ending balance	$14.44	$14.44	$14.40

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its third quarter 2013 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-438-5453.

Interested parties may also listen to a replay of the call through October 31, 2013 by dialing 877-870-5176, passcode 3960985, or by accessing it on Old Republic International's website through November 24, 2013.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.52 billion and common shareholders' equity of $3.71 billion, or $14.44 per share. Its current stock market valuation is approximately $4.02 billion, or $15.49 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2012, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 10.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.7 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.0 percent per share, and the regular cash dividend has grown at a 9.8 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is

Old Republic International Corporation

one of just 100 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation
	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		September 30,	December 31,	September 30,
	SUMMARY BALANCE SHEETS:	2013	2012	2012
	Assets:
	Cash and fixed maturity securities	$9,936.6	$9,932.4	$9,854.3
	Equity securities	911.2	739.7	674.9
	Other invested assets	116.6	128.4	136.6
	Cash and invested assets	10,964.5	10,800.6	10,665.9
	Accounts and premiums receivable	1,229.6	1,134.7	1,180.2
Federal income tax recoverable:	Current	69.3	71.9	77.3
	Deferred	95.7	148.1	109.5
	Reinsurance balances recoverable	3,309.4	3,237.1	3,269.6
	Sundry assets	857.7	834.1	884.7
	Total	$16,526.4	$16,226.8	$16,187.5
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,744.6	$1,566.3	$1,625.0
	Benefit and claim reserves	9,358.4	9,303.3	9,158.6
	Debt	569.2	572.9	573.0
	Sundry liabilities	1,138.0	1,188.0	1,140.6
	Shareholders' equity	3,716.0	3,596.2	3,690.1
	Total	$16,526.4	$16,226.8	$16,187.5

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2013	2012	2013	2012	2013	2012
	Net premiums and fees earned	$1,272.2	$1,175.3	$3,660.1	$3,301.5	$4,829.7	$4,363.6
	Net investment income	78.9	82.0	237.2	252.9	320.8	342.0
	Other income	23.3	28.7	67.0	88.7	92.8	117.3
	Net realized investment gains (losses)	4.8	18.6	146.6	43.6	150.8	171.3
	Total revenues	1,379.5	1,304.8	4,111.0	3,686.8	5,394.3	4,994.3
	Benefits and claims	568.2	740.0	1,677.2	2,072.9	2,369.6	2,763.7
	Sales and general expenses	656.0	590.1	1,886.3	1,675.5	2,507.8	2,199.2
	Interest and other costs	5.4	5.8	16.8	30.4	22.5	44.1
	Total expenses	1,229.7	1,335.9	3,580.3	3,778.9	4,900.1	5,007.1
	Pretax income (loss)	149.7	(31.1)	530.6	(92.1)	494.1	(12.8)
	Income taxes (credits)	46.8	(16.2)	177.5	(43.6)	161.3	(19.6)
	Net income (loss)	$102.9	$(14.8)	$353.1	$(48.4)	$332.8	$6.8

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	.40	$(.06)	1.37	$(.19)	$1.30	$.03
	Diluted	.36	$(.06)	1.24	$(.19)	$1.19	$.03
	Components of earnings per share:
	Basic, net operating income (loss)	$.39	$(.11)	$1.00	$(.30)	$.92	$(.41)
	Realized investment gains (losses)	.01	.05	.37	.11	.38	.44
	Basic net income (loss)	$.40	$(.06)	$1.37	$(.19)	$1.30	$.03
	Diluted, net operating income (loss)	$.35	$(.11)	$.92	$(.30)	$.85	$(.41)
	Realized investment gains (losses)	.01	.05	.32	.11	.34	.44
	Diluted net income (loss)	$.36	$(.06)	$1.24	$(.19)	$1.19	$.03
	Cash dividends on common stock	$.1800	$.1775	$.5400	$.5325	$.7175	$.7075
	Book value per share					$14.44	$14.40
	Common shares outstanding:
	Average basic	257,098,894	255,921,356	256,906,821	255,713,842	256,813,217	255,609,786
	Average diluted	293,444,269	255,921,356	292,985,034	255,713,842	292,681,551	255,881,648
	Actual, end of period					257,329,074	256,227,693

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$102.9	$(14.8)	$353.1	$(48.4)	$332.8	$6.8
	Post-tax net unrealized gains (losses)	13.6	28.5	(157.6)	84.7	(168.4)	52.9
	Other adjustments	56.3	7.6	52.4	10.9	33.3	(28.2)
	Net adjustments	70.0	36.1	(105.1)	95.6	(135.1)	24.7
	Comprehensive income (loss)	$172.9	$21.3	$247.9	$47.2	$197.7	$31.5

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2012 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com